UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Registration Statement under the Securities Act of 1933

CLIMATE ESCO LTD.
(Exact name of registrant as specified in its charter)

Nevada	3640	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 4, 2119 152nd Street,
Surrey, British Columbia, V4A 4N7
(604) 535-2597
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy of communication to:

Dennis Brovarone, Attorney at Law
18 Mountain Laurel Drive
Littleton, Colorado   80127
Telephone: (303) 466-4092/Fax (303) 466 4826

National Registered Agents, Inc. of NV
100 East William Street, Suite 204
Carson City, NV, 89701
1-800-767-1553

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐ Accelerated filer  ☐ Non-accelerated filer ☐ Smaller reporting company  ☑

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.00001	15,605,000	$0.10	$1,560,500	$181.17

(1)	Estimated for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933 and the price at which the selling security holders will be offering their shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

CLIMATE ESCO LTD.

15,605,000 Shares of Common Stock

The date of this Prospectus is July 13, 2011.

Climate Esco Ltd. (“Climate Esco”, “we”, “us”, “our”) is registering 15,605,000 shares of common stock held by 31 selling security holders.

The selling security holders will sell at an initial price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. However, there can be no assurance that our common stock will become quoted on the OTC Bulletin Board.  We will not receive any proceeds from the sale of shares of our common stock by the selling security holders, who will receive aggregate net proceeds of $1,560,500 if all of the shares being registered are sold.  We will incur all costs associated with this Prospectus.

An investment in our securities is speculative. See the section entitled "Risk Factors" beginning on Page 8 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed.  The selling security holders may not sell these securities until the registration statement that includes this Registration Statement is declared effective by the Securities and Exchange Commission.  This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling security holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state's securities laws.

You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Table of Contents

Prospectus Summary	5
Risk Factors	8
Use of Proceeds	13
Determination of Offering Price	13
Dilution	14
Selling Security Holders	14
Plan of Distribution	17
Description of Securities to be Registered	20
Legal Matters	21
Interests of Named Experts and Counsel	21
Description of Business	22
Description of Property	29
Legal Proceedings	29
Market for Common Equity and Related Stockholder Matters	29
Financial Statements	31
Management's Discussion and Analysis of Financial Position and Results of Operations	32
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	35
Directors and Executive Officers	36
Executive Compensation	39
Security Ownership of Certain Beneficial Owners and Management	41
Certain Relationships and Related Transactions	42
Disclosure of Commission Position on Indemnification of Securities Act Liabilities	42

Prospectus Summary

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”.  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 8 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Our Business

We were incorporated on July 17, 2007 under the laws of the State of Nevada.  Our principal executive offices are located at Unit 4, 2119 152nd Street, Surrey, BC, V4A 4N7.  Our telephone number is (604)535-2597.  Our fiscal year end is May 31. Until recently, we were a wholly owned subsidiary of Mantra Venture Group Ltd., a British Columbia company with its stock quoted on the OTC Bulletin Board.  In August of 2010, we began issuing securities to various shareholders in private transactions, exempt from registration.  As of the filing of this Registration Statement Mantra Venture Group Ltd., still owns approximately 65% of our issued and outstanding common stock.

We are a start up, development stage company. We have only recently begun operations, have limited revenues, and therefore rely upon the sale of our securities to fund our operations. We have a going concern uncertainty as of the date of our most recent financial statements.  We currently distribute and install light emitting diode (LED) lighting solutions.  Our goal is to provide clients with economical lighting solutions that save electric energy and reduce overall power consumption. Currently we have entered into a number of distribution agreements with manufacturers of LED technology and distribute their products to our clients in North America.   As our business grows, we intend to license LED technology where we deem it to be the most efficient and manufacture our own products in certain segments.

We are initially focusing on several markets, including agricultural applications, industrial, municipal, state and government projects. Agricultural lighting includes lighting for indoor hot houses which provide light to grow agricultural crops. Municipal projects primarily involve street lighting. We believe that the replacement of traditional lighting with LED solutions for municipalities and cities will save millions in power and maintenance costs.  We are also pursuing potential industrial projects which will include explosion proof lighting for mines and industrial facilities as well as commercial projects which include chain resellers and warehousing.

We are not a blank check company.  Rule 419 of Regulation C under the Securities Act of 1933 defines a “blank check company” as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) is issuing a penny stock.  Accordingly, we do not believe that our company may be classified as a “blank check company” because we intend to engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

The Offering

The 15,605,000 shares of our common stock being registered by this Prospectus represent approximately 34% of our issued and outstanding common stock as of July 13, 2011.

Securities Offered:	15,605,000 shares of common stock offered by 31 selling security holders.

Initial Offering Price:
The $0.10 per share initial offering price of our common stock was determined by our Board of Directors based on several factors, including our capital structure and the most recent selling price of 1,305,000 shares of our common stock in private placements for $0.10 per share on May 10, 2011. The selling security holders will sell at an initial price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  However, there can be no assurance that our common stock will ever become quoted on the OTC Bulletin Board.

Minimum Number of Securities to be Sold in this Offering:	None

Securities Issued and to be Issued:
As of July 13, 2011 we had 46,265,000 issued and outstanding shares of our common stock, and no issued and outstanding convertible securities.

All of the common stock to be registered under this Prospectus will be registered by existing stockholders. There is no established market for the common stock being registered. We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board. This process usually takes at least 60 days and the application must be made on our behalf by a market maker. We have not yet engaged a market maker to file our application. If our common stock becomes quoted and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of the sale. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.

Proceeds:	We will not receive any proceeds from the sale of our common stock by the selling security holders.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Statement of Operations Data

	Year Ended May 31, 2010 ($)	Nine month period ended February 28, 2011 (unaudited) ($)	Period from inception on July 17, 2007 to February 28, 2011 (unaudited) ($)
Revenues	–	2,258	2,258
Expenses	498	109,371	127,047
Net Loss	(498)	(109,080)	(126,756)
Net Loss per share	–	–

Balance Sheet Data

	May 31, 2010 ($)	February 28, 2011 (unaudited) ($)
Working Capital (Deficiency)	(17,666)	54,054
Total Assets	16	105,088
Total Current Liabilities	17,682	51,034

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risks could harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this Prospectus.

Risks Related to Our Business

Our auditors have issued a going concern opinion.

As at February 28, 2011, we had working capital of $21,554, had generated revenues of $2,258 and had accumulated losses of $126,756 since inception. Our auditors have issued a going concern opinion. We have not generated significant revenues. Accordingly, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations.

Investors may not be able to adequately evaluate our business due to our lack of an operating history, lack of revenues and no customers. We may not be successful in developing a market for our products and the value of your investment could decline.

We are a development stage company in a highly competitive industry. We have no operating history, no customers and no revenues. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry, including the following factors:

•	our business model and strategy are still evolving and are continually being reviewed and revised;

•	we may not be able to raise the capital required to develop our initial client base and reputation; and

•	we may not be able to successfully develop our planned products and services.

There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations. We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in us will decline.

We require additional funding in the approximate amount of $550,000 to continue our operations over the next 12 months.  If we do not secure additional funding, we may not be able to develop our business and distribute our products, which will affect our ability to generate revenues and achieve profitability.

We anticipate that we will require approximately $550,000 over the next 12 months in order to develop our business. Our failure to raise such additional capital or generate the cash flows necessary to finance our business could force us to limit or cease our operations.  Our business plan contemplates that we will expand our distribution throughout North America.  Accordingly, we will need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios.  If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things, distribute and market our products, which would negatively impact our business and our ability to generate revenues and achieve profitability.

The current status of our business depends on securing contracts with suppliers and orders with customers and ensuring products to sell.

To date, although we have entered into a distribution agreement with our preferred suppliers and have identified alternative auxiliary suppliers, we cannot guarantee that we will be able to sell specific products or maintain sufficient supply of specific products for our business.  What’s more, we have not yet sold products to any customer or developed a customer base.  If we are unable to maintain our relationship with our preferred suppliers, or, in the alternative, secure another comparable suppliers, we may be forced to cease operations. Similarly, if we fail to develop a customer base we may be forced to cease operations.

Problems with product quality or product performance, including defects, in the LED lighting products we distribute could result in a decrease in customers and revenue, unexpected expenses and loss of market share for our company

The LED lighting products we distribute can be complex and must meet stringent quality requirements. Products this complex may contain undetected errors or defects, especially when first introduced. For example, they may contain defects that are not detected until after they are shipped or are installed because we cannot test for all possible scenarios. These defects could cause us to, or may cause us to request that suppliers incur significant re-engineering costs, divert the attention of our personnel from product selling efforts and significantly affect our customer relations and business reputation. If we deliver products with errors or defects, or if there is a perception that our products contain defects, our credibility and the market acceptance and sales of our LED lighting products could be harmed.

The possibility of future product failures could cause us to incur substantial expense to repair or replace defective products.

If LED lighting technology is not suitable for widespread adoption or sufficient demand for LED lighting products does not develop or takes longer to develop than we anticipate, we would be unable to achieve sales and market share.

The market for LED lighting products is emerging and rapidly evolving, and its future success is uncertain. If LED lighting technology proves unsuitable for widespread commercial, residential or municipal deployment or if demand for LED lighting products fails to develop sufficiently, we would be unable to achieve sales and market share. In addition, demand for LED lighting products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of LED lighting technology and demand for LED lighting power products, including:

•	cost-effectiveness of LED lighting technologies as compared with conventional and competitive lighting technologies;
•	performance and reliability of LED lighting products as compared with conventional lighting products;
•	fluctuations in economic and market conditions that impact the viability of conventional and competitive lighting products;
•	increases or decreases in the prices of conventional lighting products;
•	capital expenditures by customers, which tend to decrease when the domestic or foreign economies slow; and
•	availability and or effectiveness of government subsidies and incentives.

The loss of Jonathan Boughen, our President, Secretary, Treasurer and Director would harm our business and decrease our ability to operate profitably.

We will rely heavily on Jonathan Boughen to conduct our operations and the loss of this individual could significantly disrupt our business.  Virtually all material decisions concerning the conduct of our business are made or are significantly influenced by Jonathan Boughen.  Mr. Boughen may resign from his positions with us at any time.  While we have entered into an executive services agreement with Jonathan Boughen, we cannot assure you that he will remain with our company after the term of the agreement has expired, or even for the entire term of the agreement. Should we fail to enter into acceptable agreements with Jonathan Boughen, we may not be able to maintain the visibility in the industry that is necessary to maintain and extend our production, financing and our distribution relationships which will lead to a loss of revenues and profitability.

As our business assets and our directors and officer are located in Canada; investors may be limited in their ability to enforce US civil actions against our assets or our directors and officer. You may not be able to receive compensation for damages to the value of your investment caused by wrongful actions by our director.

Our business assets are located in Canada and Jonathan Boughen, our sole officer, and Larry Kristof, one of our directors, are both residents of Canada. Consequently, it may be difficult for United States investors to affect service of process upon our assets or our directors or officer.  It may also be difficult to realize upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of our assets or our directors or officers predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

Mantra Venture Group Ltd. owns approximately 65% of the shares of our common stock and their interest could conflict with the investors which could cause the investor to lose all or part of the investment.

Mantra Venture Group Ltd., owns, or has control over, approximately 65% of our issued and outstanding common stock. As such, Mantra Venture Group Ltd., is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of our management but not in the interest of the shareholders. This beneficial ownership and potential effective control on all matters relating to our business and operations could eliminate the possibility of other shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors. Additionally, other shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of our business. This lack of shareholder control could prevent the shareholders from removing from the Board of Directors any directors who are not managing the company with sufficient skill to make it profitable, which could prevent us from becoming profitable.

We may indemnify our directors and officers against liability to us and our stockholders, and such indemnification could increase our operating costs.

Our Bylaws allow us to indemnify our directors and officers against claims associated with carrying out the duties of their offices. Our Bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers or control persons, we have been advised by the SEC that such indemnification is against public policy and is therefore unenforceable.

Since our sole officer and our directors are aware that they may be indemnified for carrying out the duties of their offices, they may be less motivated to meet the standards required by law to properly carry out such duties, which could increase our operating costs. Further, if our sole officer and our directors file a claim against us for indemnification, the associated expenses could also increase our operating costs.

We are exposed to currency exchange risk which could cause our reported earnings or losses to fluctuate.

Although we intend to report our financial results in US dollars, a portion of our sales and operating costs may be denominated in Canadian dollars. In addition, we are exposed to currency exchange risk on any of our assets that we denominate in Canadian dollars. Since we present our financial statements in US dollars, any change in the value of the Canadian dollar relative to the US dollar during a given financial reporting period would result in a foreign currency loss or gain on the translation of our Canadian dollar assets into US dollars. Consequently, our reported earnings or losses could fluctuate materially as a result of foreign exchange translation gains or losses.

Risks Related to the Ownership of Our Stock

Because there is no public trading market for our common stock, you may not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do wish to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.

We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.  We do not currently meet the existing requirements to be quoted on the OTC Bulletin Board and there is no assurance that we will ever be able to meet those requirements.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

The continued sale of our equity securities will dilute the ownership percentage of our existing stockholders and may decrease the market price for our common stock.

Given our lack of revenues and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing of $550,000 for the next 12 months (beginning June, 2011), which will require us to issue additional equity securities. We expect to continue our efforts to acquire financing to fund our planned development and expansion activities, which will result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common stock.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf.  Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock.  This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things.  Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers.  Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Our security holders may face significant restrictions on the resale of our securities due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock.  There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.  You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time-consuming, difficult, and costly.

Under Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our Annual Report on Form 10-K for our fiscal year ending May 31, 2012.  We will soon begin the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management’s time and attention from revenue-generating activities to compliance activities.  While we expect to expend significant resources to complete this important project, we may not be able to achieve our objective on a timely basis. It will be time-consuming, difficult and costly for us to develop and implement the internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional personnel to do so, and if we are unable to comply with the requirements of the legislation we may not be able to assess our internal controls over financial reporting to be effective in compliance with the Sarbanes-Oxley Act.

Use of Proceeds

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders.  The selling security holders will receive all proceeds from this offering and if all of the shares being offered by this Prospectus are sold at $0.10 per share, those proceeds would be approximately $1,560,500.

We received proceeds of $180,100 from the sale of the stock being offered in this Prospectus when it was sold by us to the selling security holders. These funds are currently being used to pay for the filing of this Registration Statement and for the implementation of our business plan.

Determination of Offering Price

The selling security holders will offer their shares at an initial offering price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  However, there can be no assurance that our common stock will become quoted on the OTC Bulletin Board. The initial offering price was determined by our Board of Directors, who considered several factors in arriving at the $0.10 per share figure, including the following:

▪	our most recent substantial private placements of 1,305,000 shares of our common stock at a price of $0.10 per share on May 10, 2011;

▪	our lack of operating history;

▪	our capital structure; and

▪	the background of our management.

As a result, the $0.10 per share initial price of our common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time. The price is not based on past earnings, nor is it indicative of the current market value of our assets. No valuation or appraisal has been prepared for our business. You cannot be sure that a public market for any of our securities will develop.

If our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops, the actual price of the shares sold by the selling security holders named in this Prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling security holders. The number of shares that may actually be sold by a selling security holder will be determined by each selling security holder. The selling security holders are neither obligated to sell all or any portion of the shares offered under this Prospectus, nor are they obligated to sell such shares immediately hereunder. If our common stock becomes quoted on the OTC Bulletin Board and a market for our common stock develops, security holders may sell their shares at a price different than the $0.10 per share offering price depending on privately negotiated factors such as the security holder's own cash requirements or objective criteria of value such as the market value of our assets.

Dilution

All of the 15,605,000 shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

Selling Security Holders

The 31 selling security holders are offering for sale 15,605,000 shares of our issued and outstanding common stock which they obtained as part of the following issuances:

•
an issuance on October 3, 2010 whereby we issued the 476,000 pre-split shares (14,280,000 post a 1 for 30 forward split) of our common stock to 11 selling security holders at $0.10 per share for aggregate proceeds of $47,600; and

•	an issuance on May 10, 2011 whereby we issued 1,305,000 post-split shares of our common stock to 19 selling security holders at $0.10 per share for aggregate proceeds of $130,500.

•	an issuance on June 23, 2011 whereby we issued 20,000 post split shares of our common stock to 1selling security holder at $0.10 per share for aggregate proceeds of $2,000.

All of these shares were issued in reliance upon an exemption from registration pursuant to Regulation S under the Securities Act of 1933 (the “Securities Act”).  Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

The selling security holders have the option to sell their shares at an initial offering price of $0.10 per share until a market for our common stock develops on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. However, there can be no assurance that our common stock will become quoted on the OTC Bulletin Board.

The following table provides information as of July 13, 2011 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

•	the number of shares owned by each prior to this offering;

•	the number of shares being offered by each;

•	the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;

•	the percentage of shares owned by each; and

•	the identity of the beneficial holder of any entity that owns the shares being offered.

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
7010877 Canada Inc. (4)	150,000	(3)	150,000	0	0
Amped Consulting Ltd. (5)	1,170,000	2.5	1,170,000	0	0
Jeffery Bagshaw	300,000	(3)	300,000	0	0
William Berrisford	35,000	(3)	35,000	0	0
Joseph Buckley	20,000	(3)	20,000	0	0
Elco Securities Ltd. (6)	1,600,000	3.5	1,600,000	0	0
Kristina Filipenko	50,000	(3)	50,000	0	0
Creenagh Flynn	250,000	(3)	250,000	0	0
Dan Funaro (16)	50,000	(3)	50,000	0	0
Anna Funaro (16)	50,000	(3)	50,000	0	0
Deborah Gue	20,000	(3)	20,000	0	0
Kol Henrikson (7)	1,500,000	3.5	1,500,000	0	0
Garth Henrikson (7)	20,000	(3)	20,000	0	0
Highland Capital Corp. (8)	1,500,000	3.5	1,500,000	0	0
Ilati Enterprises Corp. (9)	2,100,000	4.5	2,100,000	0	0
InSpace Inc. (10)	1,500,000	3.5	1,500,000	0	0
Rudy Kopp	100,000	(3)	100,000	0	0
Steve McGuire	50,000	(3)	50,000	0	0
Kerrie Mchugh	300,000	(3)	300,000	0	0
Konrad Malik	50,000	(3)	50,000	0	0
Steven Mansfield	100,000	(3)	100,000	0	0
Rob Meyer	50,000	(3)	50,000	0	0
Naoleto Mangement Inc. (11)	2,160,000	4.6	2,160,000	0	0
F. George Orr	50,000	(3)	50,000	0	0
Pikka Management Ltd. (12)	750,000	1.6	750,000	0	0
Mikhail Ratchkovski (13)	10,000	(3)	10,000	0	0
Kelly Roberts	10,000	(3)	10,000	0	0
Silvertail Holdings (14)	1,500,000	3.5	1,500,000	0	0
Slap Shot Investment Inc. (15)	100,000	(3)	100,000	0	0
James Thacker	50,000	(3)	50,000	0	0
Jaroslav Jan Tomas	10,000	(3)	10,000	0	0

Total	15,605,000	34	15,605,000	0	0

(1)
The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and. the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)	The percentages are based on 46,265,000 shares of our common stock issued and outstanding and as at July 13, 2011.
(3)	Less than 1%.
(4)	Richard DeSousa has voting and dispositive control over shares of our common stock owned by 7010877 Canada Inc.
(5)	Mikhail Ratchkovski has voting and dispositive control over shares of our common stock owned by Amped Consulting Ltd.
(6)	Issac Collie has voting and dispositive control over shares of our common stock owned by Elco Securities Ltd.
(7)	Kol Henrikson is Garth Henrikson’s father. They do not share voting and dispositive control over shares of our common stock.
(8)	James Loughran has voting and dispositive control over shares of our common stock owned by Highland Capital Corp.
(9)	Andrea Molnar has voting and dispositive control over shares of our common stock owned by Ilati Enterprises Corp.
(10)	Kerrie McHugh has voting and dispositive control over shares of our common stock owned by InSpace Inc.
(11)	Carlos Cheveilli has voting and dispositive control over shares of our common stock owned by Naoleto Management Inc.
(12)	Meghan Laughran has voting and dispositive control over shares of our common stock owned by Pikka Management Ltd.
(13)	Mikhail Ratchkovski holds 10,000 shares in his personal name and has voting and dispositive control over 1,170,000 shares of our common stock owned by Amped Consulting Ltd.
(14)	Grant Burville has voting and dispositive control over shares of our common stock owned by Silvertail Holdings.
(15)	Munir Ali has voting and dispositive control over shares of our common stock owned by Slap Shot Investment Inc.
(16)	Dan Funaro and Anna Funaro are husband and wife.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares.  The numbers in this table assume that none of the selling security holders will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.
Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.

Plan of Distribution

We are registering 15,605,000 shares of our common stock on behalf of the selling security holders.  The selling security holders have the option to sell the 15,605,000 shares of our common stock at an initial offering price of $0.10 per share until a market for our common stock develops, and thereafter at prevailing market prices or privately negotiated prices.

No public market currently exists for shares of our common stock. We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board. In order for our common stock to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf to make a market for our common stock. This process takes at least 60 days and can take longer than a year. We have not yet engaged a market maker to make an application on our behalf. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock.

Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. The OTC Bulletin Board should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far fewer restrictions and regulations than companies whose securities are traded on the NASDAQ market. Moreover, the OTC Bulletin Board is not a stock exchange, and the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

There is no assurance that our common stock will be quoted on the OTC Bulletin Board. We do not currently meet the existing requirements to be quoted on the OTC Bulletin Board, and we cannot assure you that we will ever meet these requirements.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

●	on such public markets as the securities may be trading;

●	in privately negotiated transactions; or

●	in any combination of these methods of distribution.

The selling security holders may offer our common stock to the public:

●	at an initial price of $0.10 per share until a market develops;

●	at the market price prevailing at the time of sale if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops;

●	at a price related to such prevailing market price if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops; or

●	at such other price as the selling security holders determine if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock.  In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

•	furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

•	not engage in any stabilization activities in connection with our securities; and

•	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.  Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops.  We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act.  Neither we nor the selling security holders can presently estimate the amount of such compensation.  We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.  Because the selling security holders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act.  Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares.  We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act.  In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering.  In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in such an activity.  All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

•	contains the toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

•	the bid and ask prices for the penny stock;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

•	the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

•	a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales.  All states offer a variety of exemptions from registration of secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Registration Statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

Description of Securities to be Registered

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value, and 20,000,000 shares of preferred stock, $0.00001 par value.  There are currently no differences in the rights or restrictions attached to our preferred and common stock.

Common Stock

As of July 13, 2011, we had 46,265,000 shares of our common stock, and options to acquire 800,000 shares of our common stock at a price of $0.0001 per share, issued and outstanding.  The options expire on July 11, 2012.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends.  From our inception to July 13, 2011, we did not declare any dividends.

We do not intend to issue any cash dividends in the future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  However, it is possible that our management may decide to declare a cash or stock dividend in the future.  Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock with a par value of $0.00001. As of July 13, 2011, there were no preferred shares issued and outstanding.  Under our Bylaws, the Board of Directors has the power, without further action by the holders of the common stock, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

Legal Matters

Dennis Brovarone Attorney and Counselor at Law, of 18 Mountain Laurel Drive, Littleton, CO 80127 has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Our audited financial statements for the period from July 17, 2007 (date of inception) to May 31, 2010 have been included in this Prospectus in reliance upon Saturna Group Chartered Accountants LLP, an independent registered public accounting firm, as experts in accounting and auditing.

Description of Business

Forward-Looking Statements

This Prospectus contains forward-looking statements.  To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for the purposes of securities offerings or economic analysis.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications outlined above and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not undertake any obligation to publicly update any forward-looking statements.

Overview

We were incorporated on July 17, 2007 under the laws of the State of Nevada.  Our principal executive offices are located at Unit 4, 2119 152nd Street, Surrey, BC, V4A 4N7.  Our telephone number is (604)535-2597.  Our fiscal year end is May 31. Until recently, we were a wholly owned subsidiary of Mantra Venture Group Ltd., a British Columbia company with its stock quoted on the OTC Bulletin Board.  In August of 2010, we began issuing securities to various shareholders in private transactions, exempt from registration.  As of the filing of this Registration Statement Mantra Venture Group Ltd., still owns approximately 65% of our issued and outstanding common stock.

We are a start up, development stage company. We have only recently begun operations, have limited revenues, and therefore rely upon the sale of our securities to fund our operations. We have a going concern uncertainty as of the date of our most recent financial statements.  We currently distribute and install light emitting diode (LED) lighting solutions.  Our goal is to provide clients with economical lighting solutions that save electric energy and reduce overall power consumption. Currently we have entered into a number of distribution agreements with various manufacturers of LED technology and distribute their products to our clients in North America.   As our business grows, we intend to license LED technology where we deem it to be the most efficient and manufacture our own products in certain segments.

We are initially focusing on several markets, including agricultural applications, industrial, municipal, state and government projects. Agricultural lighting includes lighting for indoor hot houses which provide light to grow agricultural crops. Municipal projects primarily involve street lighting. We believe that the replacement of traditional lighting with LED solutions for municipalities and cities will save millions in power and maintenance costs.  We are also pursuing potential industrial projects which will include explosion proof lighting for mines and industrial facilities as well as commercial projects which include chain resellers and warehousing.

We are not a blank check company.  Rule 419 of Regulation C under the Securities Act of 1933 defines a “blank check company” as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) is issuing a penny stock.  Accordingly, we do not believe that our Company may be classified as a “blank check company” because we intend to engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

Products and Services

A light-emitting-diode lamp is a solid-state lamp that uses light-emitting diodes (LEDs) as the source of light. "LED lamp" or “LED light engine” may in general refer to conventional semiconductor light-emitting diodes, to organic LEDs (OLED), or polymer light-emitting diodes (PLED) devices, although OLED and PLED technologies are not generally commercially available yet.

Since the light output of individual light-emitting diodes is small compared to traditional incandescent and compact fluorescent lamps, multiple diodes are often used together. In recent years, as diode technology has improved, high power light-emitting diodes with higher lumen output are making it possible to replace other lamps with LED lamps. One high power LED light engine can emit up to 100 watts per lumen.

Diodes use direct current (DC) electrical power, so LED lamps must also include internal circuits to operate from standard AC voltage. LEDs are damaged by being run at higher temperatures, so LED lamps typically include heat management elements such as heat sinks and cooling fins. LED lamps offer long service life and high energy efficiency, but initial costs are higher than those of traditional lamps.

LED technologies are accelerating and being advanced at an increasing rate. We believe that LED lighting is a pivotal emerging technology that promises to fundamentally alter lighting in the future.  According to the US Department of Energy “No other lighting technology offers as much potential to save energy and enhance the quality of our building environments, contributing to our nation's energy and climate change solutions.” (source: http://www1.eere.energy.gov/buildings/ssl/)

Rapid progress in LED lighting research and development has resulted in the advent of light-emitting diodes (LED) for general lighting applications. Important performance characteristics of LEDs for general illumination are energy efficiency and lighting quality.

Energy efficiency of light sources can be characterized in several different ways. Luminous efficacy indicates how much light the source provides per watt of electricity consumed. This is stated in lumens per watt (lm/W). Another measure of energy efficiency is the total watts a device consumes in providing the intended service. Both measures are important to consider. For example, an LED-based refrigerated display case light has lower lumens per watt compared to linear fluorescent systems, but uses about half the total watts to provide the necessary lighting.

Lighting quality is a subjective term, but generally includes color quality (including appearance, color rendering, and color consistency); luminance levels (the amount of light the light source provides on a task or surface); photometric distribution of the light source in a fixture or luminaire; lifetime; ease of maintenance; and cost.

The LED lighting industry can be broken up into the following segments:

Home	Commercial	Transportation
Down lighting Under cabinet lighting Dimmable lighting Appliances Portable, desk task lighting	Warehouse Office Retail outlets	Buses Sky train, subway Automobile interior/exterior Airplane interior /exterior
Industry	Municipal	Agricultural
General lighting Manufacturing Chemical plants Explosion proof lighting	Street lighting Office Portable event Parkades	Home gardens Greenhouse lighting Vertical growing
Healthcare	Social/Sports	Academics
Hospitals Care homes	Stadiums Bars, pubs & restaurants	Universities/schools

Additionally, each segment may be broken down into new installs and “retro-fit”. We plan to engage in business in each of these market segments.

The products we have selected to distribute will provide our clients with lower energy and maintenance costs, more lighting options and eliminate the hazardous-waste issues associated with mercury-containing light bulbs and tubes. Compared to conventional technologies, LED lighting products can deliver the same amount of light using as little as 10 to 15% of the power.

Product mix

Below is a sample of some of the products we distribute for household, commercial and industrial uses:

INCANDESCENT REPLACEMENTS Indoor general lighting application to replace incandescent and halogen lamps Wattage: 3~10W Luminous Flux: 200~830 lm Manufacturers: Fawoo, Lighting Gallery	FLUORESCENT REPLACEMENTS Indoor lighting application to replace 32W fluorescent lamps Wattage: 15.4W Luminous Flux: 1,039 lm Manufacturer: Fawoo	EXPLOSION PROOF LED LIGHTS Industrial application to replace metal halide lamps up to 250W Wattage: 78.4W Luminous Flux: 4178 lm Manufacturer: Fawoo
PAR 20~38 REPLACEMENTS Direct indoor lighting to replace 50W~90W halogen, 100~150W incandescent lamps Wattage: 6~14W Luminous Flux: 490~950 lm Manufacturers: Fawoo, Lighting Gallery	PLAT PANEL LED LIGHTS Indoor lighting application to replace fluorescent lamps Wattage: 35W Luminous Flux: 2,143 lm Manufacturer: Fawoo	FLOOD LIGHTS Flood light and spot light application to replace metal halide lamps up to 200W Wattage: 60W Luminous Flux: 5000 lm Manufacturers: Fawoo, Eagle Eye LED

MR 16 REPLACEMENTS Direct lighting application to replace 25W~50W MR 16 halogen lamps Wattage: 4W~6W Luminous Flux: 250~500lm Manufacturers: Fawoo, Lighting Gallery	MULTI-PURPOSE HIGH POWER Application in the large shops, factories and convention centers Wattage: 60W Luminous Flux: 5000 lm Manufacturers: Fawoo, Eagle Eye LED	STREET LIGHTS Security and street light application to replace metal halide lamps 400W or Natrium 250W~400W Wattage: 115~232W Luminous Flux: 10000~20000 lm Manufacturers: Fawoo, Eagle Eye LED

Market, Customers and Distribution Methods

There are many factors driving market demand, including cost savings, environmental responsibility, and government incentives. Reducing the consumption of energy on the demand-side is just as important as finding new energy sources on the supply-side to enable renewed global growth.

Solid state lighting with LED technology provides energy efficiency, directional control, long lifetime, superior controllability, economic value and is environmentally clean.  LED technology is approximately 80% more efficient than conventional lighting, therefore, widespread conversion to LED lighting would significantly reduce electricity consumption.

The impact of rising electricity consumption has put inflationary pressure on utilities and driven power prices on a national level, causing destabilizing economic effects and costing consumers and businesses billions of dollars. In 2000-2001, California suffered a shortage of electricity which caused power rates to increase 800% in a short period of time, costing businesses and consumers billions of dollars. The state suffered from multiple large-scale blackouts and one of the state's largest energy companies collapsed. The crisis was precipitated by drought which caused overall hydroelectric power production to decrease and forced up wholesale prices over 800% from April 2000 to December 2000.

We are focusing our distribution efforts on the following market segments/projects:

Agricultural – We intend to license products for the agricultural markets. We believe that one of the highest growth areas for lighting suppliers will be vertical farming applications for indoor food production.

Street lighting – We are currently engaged in a trial with the City of Surrey, British Columbia, Canada to provide street lighting. The city has undertaken a trial with the LED lighting solutions in order to assess the real world savings provided by LED lights compared to traditional technology.

Commercial conversion –We have provided lighting to the City of North Vancouver for a LED pilot project at the Northlands Golf and Country Club and City Hall and hope to continue expanding our business into retro fitting current businesses.

Industrial lighting –We have provided LED lighting products to Lafarge Canada for demonstration and testing purposes and hope to develop our industrial lighting distribution in the months to come.

Hospitality – We are currently in discussions with Red Onion restaurant to retrofit their facility. The Red Onion is a busy restaurant the heart of Kerrisdale, Vancouver, British Columbia. The Red Onion is considering a retrofit of incandescent and florescent bulbs to LEDs. We anticipate approaching other food and lodging establishments to regarding retrofits to their facilities.

Sports & Recreation –The Bayside Rugby and Football Club is planning on building a new club house, and we are in negotiations to introduce a wide range of products for the new club house to become the first LED platinum rated sport club in North America. We plan on advising the club on the installation of solar water heating, LED lights, nano-ceramic paints, geo-thermo, grey water recycling, and smart metering.  We hope to expand our market penetration to include the retrofit or ground up construction of sports and recreation facilities which frequently use a large amount of lighting.

Retail –We are negotiating with “Please Mum”, a chain of children’s clothing and accessory stores, application for the application of LED lights in their retail outlets. The key goal for “Please Mum” is to decrease the heat output from their current lights and thus reduce air conditioning costs. We believe that we can market our products to other retailers who are looking to not only save on energy costs, but also portray themselves as “green” to their customers.

Film industry – The residual heat output from lighting on set causes inefficiency, increased cooling costs and discomfort for actors. We have been in discussions to provide LED lighting solutions for studios and on-site locations and hope to be able to market our products to the substantial Vancouver based filming industry.

Suppliers

We have entered into three separate distribution relationships with manufacturers of LED lighting located in North America and in China.  Through these relationships we are able to offer a variety of LED lighting solutions to our customers.  Below is a discussion of the manufacturers and nature of our relationship with them:

LED Lighting Gallery Inc.

On January 20, 2011 we entered into a non-exclusive reseller agreement with LED Lighting Gallery Inc.  LED Lighting Gallery Inc. is the Canadian distributor for LEDnovation, Inc., a manufacturer of LED lighting.  Pursuant to the terms of this agreement we are able to promote, distribute and sell LED Lighting Gallery Inc.’s LEDnovation products in British Columbia.  In return, we agreed to make an initial order of product samples equal to twenty four of each product type offered by LED Lighting Gallery Inc., and display their products in the showcase in our head office.  The LEDnovation line of products includes incandescent replacements for indoor lighting.  Either party may terminate this agreement by providing 60 days written notice.

Eagle Eye Lighting Ltd.

On January 26, 2011 we entered into a distributorship agreement with Eagle Eye Lighting Ltd.  Pursuant to the terms of the agreement we have a right to purchase, inventory, promote and resell Eagle Eye’s lighting products.  The agreement does not stipulate a minimum purchase amount, has no term and can be terminated by either party with 90 days notice.

Fawoo Tech North America, LLC.

On August 16, 2010 we entered into a letter agreement with Fawoo Tech North America, LLC to act as Fawoo’s non-exclusive agent and sell their product in Canada.  The original term of the agreement was six months and it may be extended by 3 months based on mutual agreement by the parties.  The agreement is currently operating on a month to month basis.

Galaxia Electronics Co. Ltd.

On February 22, 2011 we entered into a letter agreement with Galaxia Exlectronics Co. Ltd., to act as Galaxia’s non-exclusive agent and sell their LED White Solutions products in British Columbia, Canada.  Sales opportunities in other regions are to be approved on a case by case basis by Galaxia.

Although we anticipate that the above companies will provide us with a reliable product supply, and although we have identified comparable alternative suppliers who may agree to provide us with products should we be unable to maintain our relationship with the above companies, there is no guarantee that we will be successful in obtaining or maintaining an adequate supply of products, which could harm our business and decrease our ability to operate profitably.

Competition

We face competition from various companies focusing on LED lighting solutions as well as traditional lighting suppliers and distributors.  Major players in manufacturing and sales of LED lighting are GE, and Philips alongside other large multi-national corporations. Many small manufactures also play a role in the market. There are many suppliers of the LED lighting engines other than Philips and GE which will sell to small manufactures, thus reducing barriers to entry. Small – midsize manufacturers such as “LEDnovation” and “Eagle Eye” often buy high quality chip sets/LED lighting engines to use in their products which negate the cost of having to manufacture components.

LED Product benefits

Cost of Incandescent Lamps - A typical 75 watt halogen light lasts for 1,000 - 2,000 hours (depending on how many times the light is switched on/off). Retrofitting one 75W halogen to a LED lamp with equivalent or better light quality and output will save the end user approximately $250 in maintenance cost (cost of replacement lamp only without accounting for the labor cost) and over $200 at minimum in energy savings, depending on energy costs.

Rebates - Climate ESCO luminaries are registered with BC Hydro, and eligible for BC Hydro’s Product Incentive Program and Power Smart Program rebates for an improved project economics.  Traditional lighting solutions are not eligible for these programs.

Longevity - An LED lamp has 50 times the life of a typical incandescent bulb and 5 times the lifetime of an average compact fluorescent lamp (CFL). Customers can change bulbs every 10-20 years, as opposed to every few months. For a business owner, this results in significantly lower maintenance and labor expenses.

Reduced Waste Stream -The production and use of LEDs requires significantly less energy than incandescent or CFL lights.   LED Lighting products are free of mercury and other toxic materials, a clear win for the environment.

Many of our competitors, whether they supply traditional lighting equipment, LED solutions, or both, have longer operating histories, better brand recognition and greater financial resources than we do.  In order for us to successfully compete in our industry we will need to:

•	establish our products’ competitive advantage with retailers and customers;

•	develop a comprehensive marketing system; and

•	increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

We believe that we will be able to compete effectively in our industry because of a competitive advantage offered by our products, many of which are manufactured in China and delivered to us at a low cost.  We will attempt to inform our potential customers of these competitive advantages and establish a developed distribution network based on various marketing techniques and positive word of mouth advertising.

However, as we are a newly-established company, we face the same problems as other new companies starting up in an industry, such as lack of available funds. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Intellectual Property

We have not filed for any protection of our trademark, and we do not own any intellectual property.

Research and Development

We did not incur any research and development expenses during the years ended May 31, 2010 and 2009.

Reports to Security Holders

Upon effectiveness of this Registration Statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. After the effectiveness of this Registration Statement we will begin filing Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements.  We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Government Regulations

We are not aware of any government regulations which will have a material impact on our operations.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations.  We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Employees

As of July 13, 2011, we did not have any full-time or part-time employees. Our sole officer, Mr. Boughen works full time in the areas of business development and management.

We plan to engage either employees or independent contractors in the areas of marketing and sales including at least 2 part time consultants who will each focus on sales, marketing, and installation.

Description of Property

Our principal executive offices are located at 4 – 2119 152nd Street, Surrey British Columbia, Canada, V4A 4N7. We share this office with our majority shareholder, Mantra Venture Group Ltd.  Our telephone number is (604) 535 4145. The office is approximately 1,650 square feet in size. The lease began on August 2010 and will end in February 2012. Currently we pay base rent of approximately $1,894 per month for the first twelve months and $2,030 thereafter.  The term of the agreement is 18 months.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings which involve us, any of our subsidiaries, or any of our products or services.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board once this Registration Statement has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Sales under Rule 144 by Affiliates

Subject to the special provisions for a “shell company” as described below, Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding; and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

•	Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

Under Rule 144, subject to the special provisions for a “shell company” as described below, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares of common stock without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his, her, or its shares of common stock between 6 months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Special Provisions for “Shell Companies”

The provisions of Rule 144 providing for the six month holding period are not available for the resale of securities initially issued by a "shell company" which is defined as an issuer, other than a business combination related shell company, as defined in Rule 405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB, that has no or nominal operations; and either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets; or an issuer that has been at any time previously an issuer described in paragraph (i)(1)(i) of Rule 144. Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed "Form 10 information" with the SEC. The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. In order for Rule 144 to be available, we must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, inasmuch as we have filed the registration statement with respect to this prospectus.

Holders

As of July 13, 2011, there were 33 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future.  The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of July 13, 2011, we did not have any equity compensation plans.

Financial Statements

Our audited financial statements for the years ended May 31, 2010 and 2009, as well as our unaudited financial statement for the nine months ended February 28, 2011 follow, commencing on page F-1.

CLIMATE ESCO LTD.
(A development stage company)
Financial statements
February 28, 2011
(Expressed in U.S. dollars)
(unaudited)

Balance sheets	F–1

Statements of operations	F–2

Statements of cash flows	F–3

Notes to the financial statements	F–4

CLIMATE ESCO LTD.
(A development stage company)
Financial statements
(Expressed in U.S. dollars)
May 31, 2010

Report of independent registered public accounting firm	F–6

Balance sheets	F–7

Statements of operations	F–8

Statements of stockholders’ equity (deficit)	F–9

Statements of cash flows	F–10

Notes to the financial statements	F–11

CLIMATE ESCO LTD.
(A development stage company)
Balance sheets
(Expressed in U.S. dollars)

	February 28, 2011 $ (unaudited)	May 31, 2010 $

ASSETS

Current assets

Cash	57	–
Amounts receivable	9,553	16
Inventory	18,724	–
Prepaid expenses and deposits	18,428	–
Due from related parties (Note 3)	58,326	–

Total assets	105,088	16

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities

Bank overdraft	–	32
Accounts payable	50,834	303
Accrued liabilities	32,500	–
Due to related parties (Note 3)	200	17,347

Total liabilities	83,534	17,682

Nature of operations and continuance of business (Note 1)
Commitment (Note 5)
Subsequent events (Note 6)

Stockholders’ equity (deficit)

Preferred stock Authorized: 20,000,000 shares, par value $0.00001 Issued and outstanding: Nil shares	–	–

Common stock Authorized: 100,000,000 shares, par value $0.00001 Issued and outstanding: 1,000,000 common shares	449	300

Additional paid-in capital	49,361	(290)

Common stock subscribed (Note 4)	98,500	–

Deficit accumulated during the development stage	(126,756)	(17,676)

Total stockholders’ equity (deficit)	21,554	(17,666)

Total liabilities and stockholders’ equity (deficit)	105,088	16

(The accompanying notes are an integral part of these financial statements)

CLIMATE ESCO LTD.
(A development stage company)
Statements of operations
(Expressed in U.S. dollars)
(unaudited)

	Nine months ended February 28, 2011 $	Nine months ended February 28, 2010 $	Accumulated from July 17, 2007 (date of inception) to February 28, 2011 $

Revenue	2,258	–	2,258

Cost of goods sold	1,967	–	1,967

Gross profit	291	–	291

Expenses

Business development and promotion	17,342	–	17,342
Foreign exchange gain	(523)	–	(923)
General and administrative	17,403	139	18,007
Management and consulting fees	50,395	–	50,395
Professional fees	–	–	6,972
Rent	16,350	–	26,850
Travel	8,404	–	8,404

Total expenses	109,371	139	127,047

Net loss for the period	(109,080)	(139)	(126,756)

Loss per share, basic and diluted	–	–

Weighted average number of shares outstanding	38,129,118	30,000,000

(The accompanying notes are an integral part of these financial statements)

CLIMATE ESCO LTD.
(A development stage company)
Statements of cash flows
(Expressed in U.S. dollars)
(unaudited)

	Nine months ended February 28, 2011 $	Nine months ended February 28, 2010 $	Accumulated from July 17, 2007 (date of inception) to February 28, 2011 $

Operating activities

Net loss for the period	(109,080)	(139)	(126,756)

Changes in operating assets and liabilities

Amounts receivable	(9,537)	–	(9,553)
Inventory	(18,724)	–	(18,724)
Prepaid expenses and deposits	(18,428)	–	(18,428)
Accounts payable	50,531	–	50,834
Accrued liabilities	32,500		32,500
Due to related parties	(17,147)	150	200

Net cash used in operating activities	(89,885)	11	(89,927)

Investing activities

Advances to related parties	(58,326)	–	(58,326)

Net cash used in investing activities	(58,326)	–	(58,326)

Financing activities

Bank overdraft	(32)	(11)	–
Proceeds from common stock/ subscriptions received	148,300	–	148,310

Net cash provided by financing activities	148,300	(11)	148,310

Change in cash	57	–	57

Cash, beginning of period	–	–	–

Cash, end of period	57	–	57

Supplemental disclosures:
Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of these financial statements)

CLIMATE ESCO LTD.
(A development stage company)
Notes to the financial statements
(Expressed in U.S. dollars)
February 28, 2011
(unaudited)

1.	Basis of Presentation

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ materially from those estimates. The results of operations and cash flows for the periods shown are not necessarily indicative of the results to be expected for the full year.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and is unlikely to generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary debt/equity financing to continue operations, and the attainment of profitable operations. As at February 28, 2011, the Company has not generated significant revenues and has accumulated losses of $126,756 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management requires additional funds over the next twelve months to fully implement its business plan. Management is currently seeking additional financing through the sale of equity and from borrowings from private lenders to cover its operating expenditures. There can be no certainty that these sources will provide the additional funds required for the next twelve months.

2.	Significant Accounting Policies

(a)	Inventory

Inventory consists of LED lighting which is carried at the lower of cost or net realizable value.

(b)	Revenue

The Company has earned revenue from the sales of LED lighting. The Company recognizes revenue in accordance with ASC 605, “Revenue Recognition”. Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the goods have been delivered, and collectability is reasonably assured.

(c)	Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at February 28, 2011 and 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

CLIMATE ESCO LTD.
(A development stage company)
Notes to the financial statements
(Expressed in U.S. dollars)
February 28, 2011
(unaudited)

2.      Significant Accounting Policies (continued)

(d)	Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 820, “Fair Value Measurements and Disclosures”, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of the applicable standard on June 1, 2010 did not have a material effect on the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Related Party Transactions

(a)	As at February 28, 2011, the Company owes $200 (May 31, 2010 - $40) to the President of the Company which is non-interest bearing, unsecured, and due on demand.

(b)	As at February 28, 2011, the Company is owed $34,866 from (May 31, 2010 - $17,307 owed to) its parent company, which is non-interest bearing, unsecured, and due on demand.

(c)	As at February 28, 2011, the Company is owed $23,460 (May 31, 2010 - $nil) from companies under common control, which is non-interest bearing, unsecured, and due on demand.

4.	Common Stock

(a)	On October 4, 2010, the Company effected a one-for-thirty split of the issued and outstanding common stock. All share amounts have been retroactively adjusted for all periods presented.

(b)	On October 3, 2010, the Company issued 14,940,000 common shares at $0.00333 per share for proceeds of $49,800.

(c)
The Company has received share subscriptions for 985,000 common shares at $0.10 per share for proceeds of $98,500 which is recorded as common stock subscribed as at February 28, 2011. Refer to Note 6(a).

5.	Commitment

On August 6, 2010, the Company entered into a premises agreement for a period of eighteen months where it is obligated to pay a base rent of Cdn$1,894 per month for the first twelve months and Cdn$2,030 per month thereafter.

6.	Subsequent events

(a)	On May 10, 2011, the Company issued 1,305,000 common shares at $0.10 per share for proceeds of $130,500, of which $98,500 was recorded as common stock subscribed as at February 28, 2011.

(b)	On June 23, 2011, the Company issued 20,000 common shares at $0.10 per share for proceeds of $2,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Climate ESCO Ltd.
(A development stage company)

We have audited the accompanying balance sheets of Climate ESCO Ltd. (a development stage company) as of May 31, 2010, and 2009, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and accumulated from July 17, 2007 (date of inception) to May 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2010, and 2009, and the results of its operations and its cash flows for the years then ended and accumulated from July 17, 2007 (date of inception) to May 31, 2010, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenue, has a working capital deficit, and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Saturna Group Chartered Accountants LLP

Vancouver, Canada

July 5, 2011

CLIMATE ESCO LTD.
(A development stage company)
Balance sheets
(Expressed in U.S. dollars)

	May 31, 2010 $	May 31, 2009 $

ASSETS

Current assets

Amounts receivable	16	–

Total assets	16	–

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities

Bank overdraft	32	11
Accounts payable	303	–
Due to related parties (Note 3)	17,347	17,157

Total liabilities	17,682	17,168

Nature of operations and continuance of business (Note 1)
Subsequent events (Note 5)

Stockholders’ deficit

Preferred stock Authorized: 20,000,000 shares, par value $0.00001 Issued and outstanding: Nil shares	–	–

Common stock Authorized: 100,000,000 shares, par value $0.00001 Issued and outstanding: 30,000,000 shares	300	300

Additional paid-in capital	(290)	(290)

Deficit accumulated during the development stage	(17,676)	(17,178)

Total stockholders’ deficit	(17,666)	(17,168)

Total liabilities and stockholders’ deficit	16	–

(The accompanying notes are an integral part of these financial statements)

CLIMATE ESCO LTD.
(A development stage company)
Statement of operations
(Expressed in U.S. dollars)

	Year ended May 31, 2010 $	Year ended May 31, 2009 $	Accumulated from July 17, 2007 (date of inception) to May 31, 2010 $

Revenue	–	–	–

Expenses

Foreign exchange gain	–	(400)	(400)
General and administrative	313	169	604
Professional fees	185	3,608	6,972
Rent	–	10,500	10,500

Total expenses	498	13,877	17,676

Net loss for the period	(498)	(13,877)	(17,676)

Loss per share, basic and diluted	–	–

Weighted average number of shares outstanding	30,000,000	30,000,000

(The accompanying notes are an integral part of these financial statements)

CLIMATE ESCO LTD.
(A development stage company)
Statements of stockholders’ equity (deficit)
(Expressed in U.S. dollars)

	Common stock		Additional paid-in	Deficit accumulated during the development
		Amount	capital	stage	Total
	#	$	$	$	$

Balance, Jul 17, 2007 (date of inception)	–	–	–	–	–

Shares issued for cash	30,000,000	300	(290)	–	10

Net loss for the period	–	–	–	(3,301)	(3,301)

Balance, May 31, 2008	30,000,000	300	(290)	(3,301)	(3,291)

Net loss for the year	–	–	–	(13,877)	(13,877)

Balance, May 31, 2009	30,000,000	300	(290)	(17,178)	(17,168)

Net loss for the year	–	–	–	(498)	(498)

Balance, May 31, 2010	30,000,000	300	(290)	(17,676)	(17,666)

(The accompanying notes are an integral part of these financial statements)

CLIMATE ESCO LTD.
(A development stage company)
Statement of cash flows
(Expressed in U.S. dollars)

	Year ended May 31, 2010 $	Year ended May 31, 2009 $	Accumulated from July 17, 2007 (date of inception) to May 31, 2010 $

Operating activities

Net loss for the period	(498)	(13,877)	(17,676)

Changes in operating assets and liabilities:
		–
Amounts receivable	(16)	–	(16)
Accounts payable	303	–	303
Due to related parties	190	13,877	17,347

Net cash used in operating activities	(21)	–	(42)

Financing activities

Bank overdraft	21	–	32
Proceeds from issuance of common stock	–	–	10

Net cash provided by financing activities	21	–	42

Change in cash	–	–	–

Cash, beginning of period	–		–

Cash, end of period	–	–	–

Supplemental disclosures:
Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of these financial statements)

CLIMATE ESCO LTD.
(A development stage company)
Notes to the financial statements
Year ended May 31, 2010
(Expressed in U.S. dollars)

1.	Nature of Operations and Continuance of Business

The Company was incorporated in the State of Nevada on July 17, 2007. The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities,” in the business of identifying cutting-edge solutions that minimize the carbon footprint and environmental impact caused by organizations today, and then bringing these solutions to market through a turnkey infrastructure.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenue since inception and is unlikely to generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of management to obtain necessary debt/equity financing, and the attainment of profitable operations. As at May 31, 2010, the Company has a working capital deficit of $17,666, has not generated any revenue, and has accumulated losses of $17,676 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management requires additional funds over the next twelve months to fully implement its business plan. Management is currently seeking additional financing through the sale of equity and from borrowings from private lenders to cover its operating expenditures. There can be no certainty that these sources will provide the additional funds required for the next twelve months.

2.	Summary of Significant Accounting Policies

(a)  Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States.

(b)  Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

CLIMATE ESCO LTD.
(A development stage company)
Notes to the financial statements
Year ended May 31, 2010
(Expressed in U.S. dollars)

2.      Summary of Significant Accounting Policies (continued)

(d) Foreign Currency Translation

The Company’s functional currency and its reporting currency is the US dollar and foreign currency transactions are primarily undertaken in Canadian dollars. Monetary assets and liabilities are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

(e) Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

As of May 31, 2010 and 2009, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The Company files federal and provincial income tax returns in Canada and federal, state and local income tax returns in the U.S., as applicable. The Company may be subject to a reassessment of federal and provincial income taxes by Canadian tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. For Canadian and U.S. income tax returns, the open taxation years range from 2007 to 2009. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period. U.S. state statutes of limitations for income tax assessment vary from state to state. Tax authorities of Canada and U.S. have not audited any of the Company’s income tax returns for the open taxation years noted above.

The Company recognizes interest and penalties related to uncertain tax positions in tax expense. During the years ended May 31, 2010 and 2009, there were no charges for interest or penalties.

(f) Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation” and ASC 505, “Equity Based Payments to Non-Employees”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

(g)  Loss Per Share

The Company computes loss per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing the loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

CLIMATE ESCO LTD.
(A development stage company)
Notes to the financial statements
Year ended May 31, 2010
(Expressed in U.S. dollars)

2.      Summary of Significant Accounting Policies (continued)

(h)	Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, amounts receivables, accounts payable, accrued liabilities, convertible debentures, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(i)	Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at May 31, 2010 and 2009, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

(j)  Recent Accounting Pronouncements

In June 2009, the FASB issued guidance now codified as FASB ASC Topic 105, “Generally Accepted Accounting Principles” as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with US GAAP, aside from those issued by the SEC. ASC 105 does not change current US GAAP, but is intended to simplify user access to all authoritative US GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

CLIMATE ESCO LTD.
(A development stage company)
Notes to the financial statements
Year ended May 31, 2010
(Expressed in U.S. dollars)

2.      Summary of Significant Accounting Policies (continued)

(j)	Recent Accounting Pronouncements (continued)

In January 2010, the FASB issued an amendment to ASC 820, “Fair Value Measurements and Disclosures”, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption of this standard did not have an impact on the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Related Party Transactions

(a)	As at May 31, 2010, the Company owes $40 (2009 - $nil) to the President of the Company which is non-interest bearing, unsecured, and due on demand.

(b)	As at May 31, 2010, the Company owes $17,307 (2009 - $17,157) to its parent company, which is non-interest bearing, unsecured, and due on demand.

4.      Income Taxes

The Company has net operating losses carried forward of $17,676 available to offset taxable income in future years which expires in beginning in fiscal 2028.

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2010 $	2009 $

Income tax recovery at statutory rate	(169)	(4,718)

Valuation allowance change	169	4,718

Provision for income taxes	–	–

CLIMATE ESCO LTD.
(A development stage company)
Notes to the financial statements
Year ended May 31, 2010
(Expressed in U.S. dollars)

4.      Income Taxes (continued)

The significant components of deferred income taxes and assets as at May 31, 2010 and 2009 are as follows:

	2010 $	2009 $

Net operating losses carried forward	6,010	5,841

Valuation allowance	(6,010)	(5,841)

Net deferred income tax asset	–	–

As at May 31, 2010, the Company is in arrears on filing its statutory corporate income tax returns and the amounts presented above are based on estimates. The actual losses available could differ from these estimates.

5.      Subsequent Events

(a)
On August 6, 2010, the Company entered into a premises agreement for a period of eighteen months where it is obligated to pay a base rent of Cdn$1,894 per month for the first year and Cdn$2,030 per month thereafter.

(b)	On October 3, 2010, the Company issued 14,940,000 common shares at $0.00333 per share for proceeds of $49,800.

(c)	On October 4, 2010, the Company effected a one-for-thirty split of the issued and outstanding common stock. All share amounts have been retroactively adjusted for all periods presented.

(d)	On May 10, 2011, the Company issued 1,305,000 common shares at $0.10 per share for proceeds of $130,500.

(e)	On June 23, 2011, the Company issued 20,000 common shares at $0.010 per share for proceeds of $2,000.

Management's Discussion and Analysis of Financial Position and Results of Operations

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

Forward Looking Statements

This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for the purposes of this Prospectus, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

Liquidity and Capital Resources as of May 31, 2010

As at May 31, 2010, we had no cash in our bank accounts and a working capital deficit of $17,666.  Our total assets were $16 and our total liabilities were $17,682.

Our expenses of $13,877 during the year ended May 31, 2009 were paid for by payments from related parties, so we did not use any cash in our operating activities during that year.  We did not have any material operations during the year ended May 31, 2010.

Liquidity and Capital Resources as of February 28, 2011

As at February 28, 2011, we had cash of $57 in our bank accounts and working capital of $21,554.  Our total assets were $105,088 and our total liabilities were $83,534.  Our net loss from inception on July 17, 2007 to February 28, 2011 was $126,756.

Since July 17, 2011 (date of inception) to February 28, 2011, we raised gross proceeds of $148,310 in cash from the sale of our securities.  All but $10 of these funds were raised during the nine months ended February 28, 2011.

For the nine months ended September 30, 2010, we used net cash of $89,885 in operating activities compared to $11 provided during the same period in 2009.  The reason for the increase in cash spent on operating activities was that we began operating our LED lighting business during the nine months ended February 28, 2011 and we did not have any operations during the same period in 2010.  Our cash level increased by $57 during the nine months ended February 28, 2011 compared to our cash level at February 28, 2010.

For the nine months ended February 28, 2011 we required approximately $10,000 per month.  Since we only have minimal cash in our bank account as of February 28, 2011 we are unable to fund even one month of operations without raising additional capital.

We anticipate that we will meet our ongoing cash requirements through equity or debt financing.  We estimate that our expenses over the next 12 months (beginning August, 2011) will be approximately $550,000 as described in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	120,000
Product acquisition, testing and servicing costs	12 months	75,000
Marketing and advertising	12 months	50,000
Investor relations and capital raising	12 months	50,000
Management and operating costs	12 months	120,000
Salaries and consulting fees	12 months	60,000
Fixed asset purchases for distribution centers	12 months	50,000
General and administrative expenses	12 months	25,000
Total		$550,000

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements.  We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $550,000 to implement our business plan as anticipated, we will scale our business development in line with available capital.  Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses.  Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on product acquisition, testing and servicing costs as well as marketing and advertising of our products.  We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

Results of Operations for the Years ended May 31, 2010 and 2009

Lack of Revenues

We did not generate any revenues during the years ended May 31, 2010 and 2009. We anticipate that we will incur substantial losses over the next year.  Our ability to generate any significant revenues in the next 12 months remains uncertain.

Expenses

We accumulated total operating expenses of $498 during the year ended May 31, 2010 and $13,877 during the year ended May 31, 2009.  Our expenses during fiscal 2009 consisted mostly of $10,500 in rent and $3,608 in professional fees.  We did not undertake any material operations during this time.

Net Loss

Our net loss for the year ended May 31, 2010 was $498.  Our net loss for the year ended May 31, 2009 was $13,877.  The difference in net loss was attributable to increased expenses for rent and professional fees during fiscal 2009.

Results of Operations for the Period From July 17, 2007 (Date of Inception) to February 28, 2011 and for the Nine Months Ended February 28, 2011 compared to the Nine Months Ended February 28, 2010.

Revenues

We have had limited operations since our inception on July 17, 2007 to February 28, 2011 and we have generated only nominal revenues of $2,258, all during the period ended in February 28, 2011.   Since our inception to February 28, 2011, we have an accumulated deficit of $126,756 during the development stage. We anticipate that we will incur substantial losses over the next year.  Our ability to generate significant revenues in the next 12 months remains uncertain.

Expenses

We accumulated total operating expenses of $126,756 from the date of our inception to February 28, 2011, including $50,395 in management and consulting fees, $26,850 in rent, 18,007 in general and administrative expenses, and $17,342 in business development and promotion.  Since we only began operating during the 9 months ended February 28, 2011, we only had $139 in general and administrative expenses during the same period in 2010.

Net Loss

From the time of inception on July 17, 2007 to February 28, 2011 we incurred a net loss of $126,756.  For the nine months ended February 28, 2011 we incurred a net loss of $109,080 compared to $139 for the same period in 2010.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  A complete listing of these policies is included in Note 2 of the notes to our financial statements for the year ended May 31, 2010.  We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate estimates and assumptions related to deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Inventory

Inventory consists of LED lighting which is carried at the lower of cost or net realizable value.

Revenue

The Company has earned revenue from the sales of LED lighting. The Company recognizes revenue in accordance with ASC 605, “Revenue Recognition”. Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the goods have been delivered, and collectability is reasonably assured.

Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 820, “Fair Value Measurements and Disclosures”, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of the applicable standard on June 1, 2010 did not have a material effect on the Company’s financial statements.

We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any changes in or disagreements with our registered independent public accounting firm since our inception.

Directors and Executive Officers

Directors and Officers

Our Bylaws state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors.  Our Board of Directors has fixed the number of directors at two, and we currently have two directors.

Our current directors and officer are as follows:

Name	Age	Position
Jonathan Boughen	49	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
Larry Kristof	39	Director

Our Directors will serve in that capacity until our next annual shareholder meeting or until her successors are elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Jonathan Boughen, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Mr. Boughen was appointed as our sole officer, as well as one of our directors, on July 11, 2011.  From May of 2000 to January of 2006, Mr. Boughen was a sales manager at Ropak Corporation, a company that specializes in plastic packaging, container and film technologies worldwide. His responsibilities and duties included managing the sales team and key distributors and sharing the profit and loss responsibility with the Regional Plant Manager.

Since June of 2006, Mr. Boughen has been a general manager at Scientek Technology Corporation, a company that specializes in building hospital and laboratory products such as washers and dryers for the processing of surgical instruments and utensils, O. R. carts, and laboratory glassware. His responsibilities and duties includes leading the company with full profit and loss responsibility and managing the sales and growth profit through major changes in technology and currency value in a highly competitive market.

Mr. Boughen was appointed as a member to our board of directors due to his experience in management roles with business engaged in the business of sales and installation.  Mr. Boughen is also a director of our majority shareholder, Mantra Venture Group Ltd., a company registered under the Exchange Act of 1934, as amended.

Larry Kristof, President, Director

Mr. Kristof was our sole officer and director since our incorporation to July 11, 2011, when he resigned from all officer positions, but remained as our director.  Mr. Kristof has over 15 years experience in business development and management. From 2003 until April 2007 he was the President and Chief Executive Officer of Lexington Energy Services Inc., a public company quoted on the OTC Bulletin Board.  He is also currently the president of Mantra Venture Group Ltd., our majority shareholder and a public company quoted on the OTC Bulletin Board under the symbol MVTG.

Mr. Kristof co-founded Lexington Energy in 2003 and successfully built the company from concept through assets of over $7 million. Under Mr. Kristof’s direction, Lexington Energy designed and commercialized innovative mobile drilling rigs and nitrogen generation technologies. From 2003 to 2005, Mr. Kristof co-founded Lexington Communications Ltd., a company in the business of providing investor and corporate communications expertise to public companies. In early 2003, Mr. Kristof worked as the Corporate Communications Manager of Trivello Energy Corp. (TSX-V: TRV.V), a company engaged in oil and gas exploration and production in western Canada. From 1998 to 2001, Mr. Kristof was the founder and President of Westec Venture Group Inc., a business development and venture capital service provider.  Mr. Kristof is also the director and officer with Mantra Venture Group Ltd., a company registered under the Exchange Act of 1934, as amended.

Mr. Kristof was chosen as our director due to his experience with startup companies and industries relating to environmentally friendly business operations and technologies.

Other Directorships

Other than as disclosed above, none of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination.  The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted.  Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders.  If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission.  The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders.  Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation.  If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions.  The Board may request additional information from each candidate prior to reaching a determination.  The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our director is not obligated to commit their full time and attention to our business and, accordingly, she may encounter a conflict of interest in allocating her time between our operations and those of other businesses.  In the course of her other business activities, she may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which she owes a fiduciary duty.  As a result, she may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  She may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Audit Committee

We do not currently have an audit committee or a committee performing similar functions. The Board of Directors as a whole participates in the review of financial statements and disclosure.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Executive Compensation

The particulars of the compensation paid to the following persons:

•	our principal executive officer;

•	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended May 31, 2010 and 2009; and

•
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended May 31, 2010 and 2009, who we will collectively refer to as the named executive officers of our Company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

Summary Compensation Table (1)

Name and Principal Position (2)	Year	Salary ($)	Total ($)
Larry Kristof	2010	0	0
	2009

(1)
We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)	Larry Kristof has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer since our inception on July 17, 2007 until July 11, 2011.

Option Grants

Other than the options to acquire 800,000 shares of our common stock at $0.0001 per share for a period of 12 months, issued to Jonathan Boughen, we did not grant any options or stock appreciation rights to our named executive officers or directors from our inception to July 13, 2011. As of July 13, 2011 we did not have any stock option plans.

Management Agreements

On July 11, 2011 we entered into a management agreement with Mr. Boughen.  Pursuant to the terms of the agreement, we issued Mr. Boughen an option to acquire 800,000 shares of our company at $0.0001 per share, we agreed to pay him accrued salary of $18,000 as well as a monthly salary of $5,000.  The term of the agreement is 12 months.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to July 13, 2011.  We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions.  The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of July 13, 2011, of our common stock by each of our directors and executive officers, by all of our executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of July 13, 2011, there were 46,265,000 shares of our common stock issued and outstanding.  All persons named have sole voting and investment control with respect to the shares, except as otherwise noted.  The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this registration statement.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class % (1)
Common Stock	Jonathan Boughen (2) Unit 4, 2119 152nd Street, Surrey, British Columbia, V4A 4N7	800,000	(4)	1.7

Common Stock	Larry Kristof (3) Unit 4, 2119 152nd Street, Surrey, British Columbia, V4A 4N7	0		0
	All Officers and Directors as a Group	800,000		1.7

	5% Stockholders
Common Stock	Mantra Venture Group Ltd. Unit 4, 2119 152nd Street, Surrey, British Columbia, V4A 4N7	30,000,000		65

(1)	Based on 46,265,000 issued and outstanding shares of our common stock as of July 13, 2011.
(2)	Mr. Boughen is a director of our majority shareholder, Mantra Venture Group Ltd.
(3)	Mr. Kristof is a director and officer, as well as a majority shareholder of our majority shareholder, Mantra Venture Group Ltd.
(4)	Mr. Boughen was issued an option to buy 800,000 shares of our common stock at $0.0001 per share until July 11, 2012.

Changes in Control

As of July 13, 2011we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Certain Relationships and Related Transactions

As at February 28, 2011, we owed $200 (May 31, 2010 - $40) to Larry Kristof, our director, which is non-interest bearing, unsecured, and due on demand.

As at February 28, 2011, we are owed $34,866 from (May 31, 2010 - $17,307 owed to) our parent company, which is non-interest bearing, unsecured, and due on demand.

As at February 28, 2011, we are owed $23,460 (May 31, 2010 - $nil) from companies under common control, which is non-interest bearing, unsecured, and due on demand.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

We currently act with two directors. We have determined that we do not have a director that would qualify as an “independent director” as defined by Nasdaq Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors.  Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Item 13.       Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$181
Legal fees and expenses	20,000
Accounting fees and expenses	6,000
Printing and marketing expenses	100
Miscellaneous	119
Total	$26,400

Item 14.       Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

•	Article VII of our Bylaws, filed as Exhibit 3.3 to this Registration Statement; and

•	Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 15.       Recent Sales of Unregistered Securities

During the last three years, we completed the following sales of unregistered securities:

•
On July 17, 2007 we issued 1,000,000 pre-split shares (30,000,000 post-split) to Mantra Venture Group Ltd for consideration of $10.  These shares were issued without a prospectus, pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended.

•
On October 3, 2010 we issued 498,000 pre-split (14,940,000) shares to non-US investors for aggregate cash proceeds of $49,800.  These shares were issued without a prospectus, pursuant to exemptions from registration under Regulation S of the Securities Act of 1933, as amended.

•
On May 10, 2011 we issued 1,305,000 post-split shares of our common stock at a price of $0.10 per share for aggregate cash proceeds of $130,500 to non-US investors.  These shares were issued without a prospectus, pursuant to exemptions from registration under Regulation S of the Securities Act of 1933, as amended.

•
On June 23, 2011 we issued 20,000 post-split shares of our common stock to 1 non-US investor at a price of $0.10 per share for cash proceeds of $2,000.  These shares were issued without a prospectus, pursuant to exemptions from registration under Regulation S of the Securities Act of 1933, as amended.

Our reliance upon the exemption under Section 4(2) of the Securities Act of 1933 was based on the fact that the issuance of the securities did not involve a “public offering.” Each offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." The investors negotiated the terms of the transactions directly with our executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act for transactions not involving any public offering.

Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

Item 16.          Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation of Climate Esco Ltd.
3.2	Bylaws of Climate Esco Ltd.
4.1	Instrument Defining the Right of Holders – Form of Share Certificate
5.1	Legal Opinion of Dennis Brovarone, Attorney at Law
10.1	Management agreement with Jonathan Boughen
10.2	Non-exclusive reseller agreement with LED Lighting Gallery Inc. LED Lighting Gallery Inc.
10.3	Distributorship agreement with Eagle Eye Lighting Ltd.
10.4	Letter agreement with Fawoo Tech North America, LLC.
10.5	Letter agreement with Galaxia Electronics Co. Ltd.
23.1	Consent of Saturna Group Chartered Accountants LLP
23.2	Consent of Dennis Brovarone, Attorney at Law (incorporated in Exhibit 5.1)

Item 17.          Undertakings

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Surrey, British Columbia, on July 13, 2011.

CLIMATE ESCO LTD.

By:	/s/ Jonathan Boughen
Jonathan Boughen
President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Jonathan Boughen	President, Secretary, Treasurer and Director	July 13, 2011
Jonathan Boughen	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Larry Kristof	Director	July 13, 2011
Larry Kristof